UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): _____August 23, 2016______

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800 Bethesda, MD 20814
(Address of principal executive offices)

(204) 497-9024
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: As previously indicated, Northwest Biotherapeutics, Inc. (the “Company”) is now amending the Current Report on Form 8-K filed on August 23, 2016 (the “Original Current Report”) for the sole purpose of including the Exhibits referenced in the Original Current Report and disclosing non-material revisions to the number of warrants exercised by the Holders, as that term is defined therein, as well as the gross proceeds thereof, and the number of Series E Common Stock Purchase Warrants issued to the Holders.

Item 8.01	Other Events

As previously reported, on August 23, 2016, the Company entered into agreements with certain holders (the “Holders”) of warrants exercisable for Common Stock of the Company, pursuant to which agreements the Holders exercised warrants to purchase 3,656,817 shares of Common Stock at $0.35 per share for gross proceeds of approximately $1,279,885, and the Company issued new Series E Common Stock Purchase Warrants exercisable for up to 3,656,817 shares of Common Stock at an exercise price of $0.41 per share. Subsequently, the Holders exercised warrants to purchase 3,758,880 shares of Common Stock for gross proceeds of approximately $1,315,608 and were issued Series E Common Stock Purchase Warrants to purchase up to 3,758,880 shares of Common Stock.

Item 9.01.	Financial Statements and Exhibits .

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Letter Purchase Agreement dated August 23, 2016 by and between Northwest Biotherapeutics, Inc. and certain purchasers

10.2	Form of Series E Common Stock Purchase Warrant

10.3	Form of Registration Rights Agreement

10.4	Engagement Agreement, dated August 19, 2016 by and between Northwest Biotherapeutics, Inc. and H.C. Wainwright & Co., LLC, as placement agent

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: September 16, 2016	By:	/s/ Linda F. Powers
Name: Linda F. Powers
Title: Chief Executive Officer